EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT*

Name	Jurisdiction of Organization	Name Under Which Doing Business
Aanderaa Data Instruments AS	Norway
Anadolu Flygt Pompa Pazarlama Ve Ticaret AS	Turkey
ASE AS	Norway
Bellingham & Stanley Ltd.	England & Wales
Bombas Flygt de Venezuela S.A.	Venezuela
CMS Research Corporation	Alabama
Design Analysis Associates, Inc.	Utah
Evolutionary Concepts, Inc.	California
Faradyne Motors (Suzhou) Co. Ltd.	China
Flow Control LLC	Delaware
Flowtronex PSI, LLC	Nevada
Fluid Handling, LLC	Delaware
Flygt AS	Norway
Godwin Holdings Ltd.	England & Wales
Goulds Water Technology Philippines, Inc	Philippines
Grindex AB	Sweden
Grindex Pumps LLC	Delaware
Heartland Pump Rental and Sales, Inc.	Illinois
Jabsco Marine Italia s.r.l.	Italy
Jabsco S. de R.L. De C.V.	Mexico
Lowara s.r.l.	Italy	Lowara
Lowara Vogel Polska SP ZOO	Poland
MJK Automation ApS	Denmark
MultiTrode Inc.	Florida
Multitrode Pty Ltd	Australia
Multitrode UK Limited	England & Wales
NHK Jabsco Co, Ltd.	Japan
Nova Analytics Europe LLC	Delaware
O.I. Corporation	Oklahoma	OI Analytical
PCI Membrane Systems, Inc.	Delaware
Pension Trustee Management Ltd	England & Wales
Portacel Inc.	Pennsylvania
Secomam S.A.S.	France
Sensortechnik Meinsberg GmbH	Germany
SI Analytics GmbH	Germany
Texas Turbine LLC	Delaware	Xylem Texas Turbine LLC
Water Asset Management, Inc.	Delaware
Water Company Ltd	England & Wales
Water Process Limited	United Kingdom
Wissenschaftich Technische Werkstaetten GmbH	Germany

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Xylem (China) Company Limited	China
Xylem (Hong Kong) Limited	Hong Kong
Xylem (Nanjing) Co., Ltd	China
Xylem (Wuxi) Flow Control Equipment Co., Ltd.	China
Xylem Analytics Australia Pty Ltd.	Australia
Xylem Analytics Germany GmbH	Germany
Xylem Analytics LLC	Delaware
Xylem Analytics UK LTD	England
Xylem ATI,LLC	Delaware
Xylem Australia Holdings PTY LTD	New South Wales
Xylem Brasil Soluções para Água Ltda	Brazil
Xylem Canada Company	Nova Scotia
Xylem Delaware, Inc.	Delaware
Xylem Denmark Holdings ApS	Denmark
Xylem Dewatering Canada Ltd	Federally Chartered
Xylem Dewatering Solutions UK Ltd	England & Wales
Xylem Dewatering Solutions, Inc.	New Jersey	Godwin Pumps of America
Xylem Europe GmbH	Switzerland
Xylem Financing S.a.r.l	Luxembourg
Xylem Flow Control Limited	England & Wales
Xylem Germany GmbH	Frankfurt am Main
Xylem Global S.a.r.l	Luxembourg
Xylem Holdings S.a.r.l.	Luxembourg
Xylem Industriebeteiligungen GmbH	Germany
Xylem Industries S.a.r.l.	Luxembourg
Xylem International S.a.r.l.	Luxembourg
Xylem IP Holdings LLC	Delaware
Xylem IP Management S.a.r.l	Luxembourg
Xylem Luxembourg S.a r.l.	Luxembourg
Xylem Management GmbH	Germany
Xylem Manufacturing Austria GmbH	Austria
Xylem PCI Membranes Polska S.P. Z.O.O.	Poland
Xylem Russia LLC	Russia
Xylem Service Hungary Kft	Hungary
Xylem Service Italia Srl Luxemburg Branch	Italy
Xylem Services Austria GmbH	Austria
Xylem Services GmbH	Germany
Xylem Services Italia Srl	Italy
Xylem Technologies GmbH	Frankfurt am Main
Xylem Water Holdings Limited	United Kingdom
Xylem Water Limited	England & Wales
Xylem Water Services Limited	United Kingdom
Xylem Water Solutions (Hong Kong) Limited	Hong Kong
Xylem Water Solutions Argentina S.A.	Argentina

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Xylem Water Solutions Australia Limited	New South Wales
Xylem Water Solutions Austria GmbH	Austria
Xylem Water Solutions Belgium	Belgium
Xylem Water Solutions Chile S.A.	Chile
Xylem Water Solutions Colombia Ltda	Colombia
Xylem Water Solutions Denmark ApS	Denmark
Xylem Water Solutions Deutschland GmbH	Germany	Flygt
Xylem Water Solutions España, S.A.	Spain
Xylem Water Solutions Florida LLC	Delaware
Xylem Water Solutions France SAS	France
Xylem Water Solutions Global Services AB	Sweden
Xylem Water Solutions Herford GmbH	Germany
Xylem Water Solutions Holdings France SAS	France
Xylem Water Solutions India Private Limited	India
Xylem Water Solutions Ireland Ltd.	Ireland
Xylem Water Solutions Italia S.R.L	Italy	Flygt
Xylem Water Solutions Korea Co., Ltd.	Korea
Xylem Water Solutions Lietuva, UAB	Lithuania
Xylem Water Solutions Magyarorszag KRT	Hungary
Xylem Water Solutions Malyasia SDN. BHD.	Malaysia
Xylem Water Solutions Manufacturing AB	Sweden
Xylem Water Solutions Metz SAS	France
Xylem Water Solutions Mexico S.de R.L. de C.V.	Mexico
Xylem Water Solutions Middle East Region FZCO	Dubai
Xylem Water Solutions Muscat LLC	Oman
Xylem Water Solutions Nederland BV	Netherlands	Flygt
Xylem Water Solutions New Zealand Limited	New Zealand
Xylem Water Solutions Norge AS	Norway
Xylem Water Solutions Panama s.r.l.	Panama
Xylem Water Solutions Peru S.A.	Peru
Xylem Water Solutions Polska Sp.z.o.o.	Poland
Xylem Water Solutions Portugal Unipessoal Lda.	Portugal
Xylem Water Solutions Rugby Limited	United Kingdom
Xylem Water Solutions Schweiz GmbH	Switzerland
Xylem Water Solutions Singapore PTE Ltd.	Singapore
Xylem Water Solutions South Africa (Pty) Ltd.	South Africa
Xylem Water Solutions South Africa Holdings LLC	Delaware
Xylem Water Solutions Suomi Oy	Finland
Xylem Water Solutions Sweden AB	Sweden
Xylem Water Solutions U.S.A., Inc.	Delaware
Xylem Water Solutions UK Holdings Limited	United Kingdom
Xylem Water Solutions UK Limited	United Kingdom
Xylem Water Solutions Zelienople LLC	Delaware
Xylem Water Solutions(Shenyang) CO., Ltd	China

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Xylem Water Systems (California), Inc.	California
Xylem Water Systems Australia PTY ltd.	New South Wales
Xylem Water Systems Hungary KFT	Hungary
Xylem Water Systems International, Inc.	Delaware
Xylem Water Systems Japan Corporation	Japan
Xylem Water Systems Mexico S. DE R.L. DE C.V.	Mexico
Xylem Water Systems Philippines Holding, Inc.	Delaware
Xylem Water Systems Texas Holdings LLC	Delaware
Xylem Water Systems U.S.A., LLC	Delaware
Yellow Springs Instrument LTD	Japan
YSI (Beijing) Co., Ltd.	China
YSI (China) Limited	Hong Kong
YSI (Hong Kong) Ltd.	Hong Kong
YSI (UK) Limited	England
YSI Environmental South Asia Private Ltd.	India
YSI Incorporated	Ohio
YSI Instrumentos E Servicos Ambientais Ltda.	Brazil
YSI International, Inc.	Ohio
YSI Nanotech Limited	Japan
YSI Trading (Shanghai) Company, Ltd.	China

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.